Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-118274, 333-97783, 333-72128, 333-61136, and 333-32684) and Registration Statements on Form S-8 (No. 333-106238, 333-90768, 333-80807, 333-56212, 333-32223, 333-11883, 33-35549, 33-72502, Post-Effective Amendment No. 1 to Registration Statement No. 333-90768, Post-Effective Amendment No. 1 to Registration Statement No. 2-97542, Post-Effective Amendment No. 1 to Registration Statement No. 2-78926, and Post-Effective Amendment No. 3 to Registration Statement No. 2-78925) of our reports dated March 15, 2006 relating to the financial statements and financial statement schedule of Thoratec Corporation, and management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Thoratec Corporation for the year ended December 31, 2005.
/s/ DELOITTE & TOUCHE LLP
San Francisco, California
March 15, 2006